CERTTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         CAR PARTS ONSALE, INC., a corporation organized and existing under and by virtue of the general Corporation Law of the state of Delaware, does hereby certify:

         FIRST: That in lieu of a meeting and vote of Directors, the Board of Directors of said corporation did by Unanimous Written Consent adopt a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, That the Certificate of Incorporation be amended by changing Article thereof numbered "1" so than as amended said Article shall be read as follows:

                  "1. The name of the corporation shall be CarPartsOnSale.com,
                      Inc."

         SECOND: That in lieu of a mentioning and vote of stockholders, the stockholders have given written consent to said amendment tin accordance with the provisions of Section 228 of the General Corporation Low of the state of Delaware, and said written consent was filed with the corporation.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections of 242 and 228 of Title 8 of the Delaware Code of 1953.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said corporation has cussed this certificate to be signed by its president and its Vice President, this 29th day of November, 1999.




                                                 /s/SCOTT E. HUDSON
                                                 --------------------------
                                                 Scott E. Hudson, President


                                                 /s/STEVE NEWMARK
                                                 -------------------------------
                                                 Stephen Newmark, Vice President